Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIED WORLD REPORTS 3.2% QUARTERLY GROWTH IN DILUTED BOOK VALUE PER SHARE WITH STRONG SECOND QUARTER 2012 RESULTS

ZUG, SWITZERLAND, July 31, 2012—Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported net income of $96.4 million, or $2.59 per diluted share, for the second quarter of 2012 compared to net income of $93.8 million, or $2.36 per diluted share, for the second quarter of 2011. Net income for the six months ended June 30, 2012 was $314.5 million, or $8.41 per diluted share, compared to net income of $102.4 million, or $2.57 per diluted share, for the first six months of 2011.

The company reported operating income of $87.3 million, or $2.35 per diluted share, for the second quarter of 2012, compared to operating income of $44.2 million, or $1.11 per diluted share, for the second quarter of 2011. Operating income for the six months ended June 30, 2012 was $178.8 million, or $4.78 per diluted share, compared to operating income of $2.8 million, or $0.07 per diluted share, for the first six months of 2011.

President and Chief Executive Officer Scott Carmilani commented, “Allied World continues to build across our operating platforms, and the momentum in our premium growth is a direct result of our expansion efforts and new business initiatives over the last few years. Gross premiums written were up by almost 25% for the quarter, surpassing the $1.3 billion mark for the first half of 2012.”

“The company had strong underwriting performance and solid investment returns resulting in $96.4 million of net income for the quarter. These results combined with the accretive benefits from our share repurchase program resulted in our diluted book value per share growing by 3.2% for the quarter, to $88.24. For the first half of 2012, our diluted book value per share grew by a robust 10%.”

Underwriting Results

Gross premiums written were $646.9 million in the second quarter of 2012, a 24.5% increase compared to $519.6 million in the second quarter of 2011. For the six months ended June 30, 2012, gross premiums written totaled $1,327.8 million, a 22.9% increase compared to $1,080.3 million in the first six months of 2011. Net premiums written were $494.7 million in the second quarter of 2012, a 25.0% increase compared to $395.8 million in the second quarter of 2011. For the six months ended

June 30, 2012, net premiums written totaled $1,083.7 million, a 23.6% increase compared to $876.7 million in the first six months of 2011.

Net premiums earned in the second quarter of 2012 were $429.7 million, a 21.0% increase compared to $355.3 million in the second quarter of 2011. For the six months ended June 30, 2012, net premiums earned totaled $831.6 million, a 20.5% increase compared to $690.2 million in the first six months of 2011.

The combined ratio was 85.1% in the second quarter of 2012 compared to 97.4% in the second quarter of 2011. The loss and loss expense ratio was 55.9% in the second quarter of 2012 compared to 66.4% in the second quarter of 2011. During the second quarter of 2012, the company recorded net favorable reserve development on prior loss years of $41.9 million. This favorable reserve development resulted in a benefit of 9.8 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the second quarter of 2011, when the company recorded net favorable reserve development on prior loss years of $55.2 million, a benefit of 16.1 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the second quarter of 2012 was 65.7% compared to 82.5% for the second quarter of 2011. The company experienced no significant catastrophe losses for the current accident year. The second quarter 2011 loss and loss expense ratio was impacted by $67.5 million of net losses, or 19.7 percentage points, from global catastrophe events during the quarter.

For the six months ended June 30, 2012, the combined ratio was 85.2% compared to 109.6% for the first six months of 2011. For the six months ended June 30, 2012, the company recorded net favorable reserve development on prior loss years of $81.4 million, a benefit of 9.8 percentage points to the company’s loss and loss expense ratio. For the six months ended June 30, 2011, the company recorded net favorable reserve development on prior loss years of $99.6 million, a benefit of 14.7 percentage points to the company’s loss and loss expense ratio. Absent prior year reserve adjustments, the loss and loss expense ratio for the six months ended June 30, 2012 was 65.8% compared to 93.0% for 2011. The company experienced no significant catastrophe losses for the current accident year. The loss and loss expense ratio for the first half of 2011 was impacted by $199.7 million of net losses, or 29.5 percentage points, from global catastrophes occurring during the first half of 2011.

The company’s expense ratio was 29.2% for the second quarter of 2012 compared to 31.0% for the second quarter of 2011. The expense ratio was 29.2% for the six months ended June 30, 2012 compared to 31.3% for the first six months of 2011.

Investment Results

The total return on the company’s investment portfolio for the three months ended June 30, 2012 was 0.6% compared to 1.3% for the three months ended June 30, 2011. See the table below for the components of our investment returns:

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
	(Expressed in millions of U.S. Dollars)

Net investment income	$42.5	$52.4
Net realized investment gains	8.6	58.9
Change in unrealized gains	(1.4)	(11.4)

Net investment income, realized gains and unrealized gains	49.7	99.9

Average invested assets	$8,276.1	$7,922.5

Financial statement portfolio return	0.6%	1.3%

Note: investment income, net realized gains / losses and change in unrealized gains / losses are disclosed on a pre-tax basis.

Shareholders’ Equity

As of June 30, 2012, our total shareholders’ equity was $3,283.9 million, compared to $3,149.0 million as of December 31, 2011.

As of June 30, 2012, diluted book value per share was $88.24, an increase of 10.1% compared to $80.11 as of December 31, 2011.

Share Repurchase Program

During the second quarter of 2012, the company repurchased 905,383 of its common shares through its share repurchase program in the open market at an average price of $73.38 per share for an aggregate cost of $66.4 million.

Investment Supplement

Allied World will be providing additional information on its investment portfolio as of June 30, 2012. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Financial Supplement

A financial supplement relating to the second quarter of 2012 will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Allied World will host a conference call on Wednesday, August 1, 2012 at 9:00 a.m. (Eastern Time) to discuss the results for the second quarter ended June 30, 2012. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (866) 843-0890 (U.S. and Canada callers) or (412) 317-9250 (international callers) and entering the passcode 1080909 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Wednesday, August 15, 2012 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10015330. In addition, the webcast will remain available online through Wednesday, August 15, 2012 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss and impairment of intangible assets, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. The company excludes impairment of intangible assets as these are non-recurring charges. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenues:
Gross premiums written	$646,870	$519,598	$1,327,799	$1,080,286
Premiums ceded	(152,160)	(123,795)	(244,136)	(203,612)

Net premiums written	494,710	395,803	1,083,663	876,674
Change in unearned premiums	(64,963)	(40,496)	(252,026)	(186,491)

Net premiums earned	429,747	355,307	831,637	690,183

Net investment income	42,451	52,368	89,660	102,576
Net realized investment gains	8,663	58,878	142,244	109,254

Total revenue	480,861	466,553	1,063,541	902,013

Expenses:
Net losses and loss expenses	240,380	235,813	465,582	540,265
Acquisition costs	51,588	42,971	98,726	81,053
General and administrative expenses	73,979	67,201	144,345	135,157
Amortization of intangible assets	634	766	1,267	1,533
Interest expense	14,001	13,745	27,757	27,487
Foreign exchange (gain) loss	(1,019)	1,184	(1,100)	742

Total expenses	379,563	361,680	736,577	786,237

Income before income taxes	101,298	104,873	326,964	115,776
Income tax expense	4,947	11,073	12,457	13,356

NET INCOME	$96,351	$93,800	$314,507	$102,420

PER SHARE DATA:
Basic earnings per share	$2.66	$2.45	$8.56	$2.69
Diluted earnings per share	$2.59	$2.36	$8.41	$2.57

Weighted average common shares outstanding	36,288,596	38,346,489	36,746,881	38,061,724
Weighted average common shares and common share equivalents outstanding	37,189,722	39,800,753	37,395,559	39,873,418

Dividends paid per share	$0.375	$—	$0.750	$—

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of June 30, 2012	As of December 31, 2011
ASSETS:
Fixed maturity investments available for sale, at fair value	$30,214	$244,016
Fixed maturity investments trading, at fair value	6,796,109	6,254,686
Equity securities trading, at fair value	454,205	367,483
Other invested assets trading, at fair value	520,890	540,409

Total investments	7,801,418	7,406,594
Cash and cash equivalents	1,103,826	716,604
Insurance balances receivable	845,663	652,158
Prepaid reinsurance	259,289	226,721
Reinsurance recoverable	1,073,612	1,002,919
Accrued investment income	30,117	38,263
Net deferred acquisition costs	129,818	100,334
Goodwill	268,376	268,376
Intangible assets	52,631	53,898
Balances receivable on sale of investments	635,727	580,443
Net deferred tax assets	28,477	22,646
Other assets	48,697	53,202

Total assets	$12,277,651	$11,122,158

LIABILITIES:
Reserve for losses and loss expenses	$5,377,518	$5,225,143
Unearned premiums	1,363,006	1,078,412
Reinsurance balances payable	128,306	124,539
Balances due on purchases of investments	1,220,246	616,728
Senior notes	798,080	797,949
Dividends payable	—	14,302
Accounts payable and accrued liabilities	106,594	116,063

Total liabilities	8,993,750	7,973,136

SHAREHOLDERS’ EQUITY:

Common shares, 2012: par value CHF 13.69 per share and 2011: par value CHF 14.03 per share (2012 and 2011: 40,003,642 shares issued and 2012: 35,942,964; 2011: 37,742,131 shares outstanding)	543,452	557,153
Additional paid-in capital	52,815	78,225
Treasury shares, at cost (2012: 4,060,678; 2011: 2,261,511)	(264,037)	(136,590)
Retained earnings	2,950,257	2,635,750
Accumulated other comprehensive income	1,414	14,484

Total shareholders’ equity	3,283,901	3,149,022

Total liabilities and shareholders’ equity	$12,277,651	$11,122,158

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Quarter Ended June 30, 2012	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$265,974	$183,593	$197,303	$646,870
Net premiums written	196,661	111,342	186,707	494,710
Net premiums earned	162,785	82,605	184,357	429,747
Net losses and loss expenses	(103,074)	(22,233)	(115,073)	(240,380)
Acquisition costs	(21,250)	582	(30,920)	(51,588)
General and administrative expenses	(34,730)	(21,648)	(17,601)	(73,979)

Underwriting income	3,731	39,306	20,763	63,800
Net investment income				42,451
Net realized investment gains				8,663
Amortization of intangible assets				(634)
Interest expense				(14,001)
Foreign exchange gain				1,019

Income before income taxes				$101,298

GAAP Ratios:
Loss and loss expense ratio	63.3%	26.9%	62.4%	55.9%
Acquisition cost ratio	13.1%	(0.7%)	16.8%	12.0%
General and administrative expense ratio	21.3%	26.2%	9.5%	17.2%

Combined ratio	97.7%	52.4%	88.7%	85.1%

Quarter Ended June 30, 2011	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$226,738	$178,593	$114,267	$519,598
Net premiums written	172,887	108,985	113,931	395,803
Net premiums earned	145,857	79,956	129,494	355,307
Net losses and loss expenses	(92,595)	(72,082)	(71,136)	(235,813)
Acquisition costs	(18,876)	747	(24,842)	(42,971)
General and administrative expenses	(31,253)	(20,653)	(15,295)	(67,201)

Underwriting income (loss)	3,133	(12,032)	18,221	9,322
Net investment income				52,368
Net realized investment gains				58,878
Amortization of intangible assets				(766)
Interest expense				(13,745)
Foreign exchange loss				(1,184)

Income before income taxes				$104,873

GAAP Ratios:
Loss and loss expense ratio	63.5%	90.2%	54.9%	66.4%
Acquisition cost ratio	12.9%	(0.9%)	19.2%	12.1%
General and administrative expense ratio	21.4%	25.8%	11.8%	18.9%

Combined ratio	97.8%	115.1%	85.9%	97.4%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Six Months Ended June 30, 2012	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$470,185	$297,183	$560,431	$1,327,799
Net premiums written	350,507	183,951	549,205	1,083,663
Net premiums earned	316,143	162,476	353,018	831,637
Net losses and loss expenses	(200,778)	(60,333)	(204,471)	(465,582)
Acquisition costs	(41,222)	1,110	(58,614)	(98,726)
General and administrative expenses	(65,774)	(44,049)	(34,522)	(144,345)

Underwriting income	8,369	59,204	55,411	122,984
Net investment income				89,660
Net realized investment gains				142,244
Amortization of intangible assets				(1,267)
Interest expense				(27,757)
Foreign exchange gain				1,100

Income before income taxes				$326,964

GAAP Ratios:
Loss and loss expense ratio	63.5%	37.1%	57.9%	56.0%
Acquisition cost ratio	13.0%	(0.7%)	16.6%	11.9%
General and administrative expense ratio	20.8%	27.1%	9.8%	17.3%

Combined ratio	97.3%	63.5%	84.3%	85.2%

Six Months Ended June 30, 2011	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$410,040	$289,918	$380,328	$1,080,286
Net premiums written	312,789	183,895	379,990	876,674
Net premiums earned	281,338	156,246	252,599	690,183
Net losses and loss expenses	(208,426)	(143,266)	(188,573)	(540,265)
Acquisition costs	(36,978)	2,603	(46,678)	(81,053)
General and administrative expenses	(62,052)	(41,381)	(31,724)	(135,157)

Underwriting loss	(26,118)	(25,798)	(14,376)	(66,292)
Net investment income				102,576
Net realized investment gains				109,254
Amortization of intangible assets				(1,533)
Interest expense				(27,487)
Foreign exchange loss				(742)

Income before income taxes				$115,776

GAAP Ratios:
Loss and loss expense ratio	74.1%	91.7%	74.7%	78.3%
Acquisition cost ratio	13.1%	(1.7%)	18.5%	11.7%
General and administrative expense ratio	22.1%	26.5%	12.6%	19.6%

Combined ratio	109.3%	116.5%	105.8%	109.6%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$96,351	$93,800	$314,507	$102,420
Add after tax effect of:
Net realized investment gains	(8,014)	(50,795)	(134,584)	(100,320)
Foreign exchange (gain) loss	(1,019)	1,184	(1,100)	742

Operating income	$87,318	$44,189	$178,823	$2,842

Weighted average common shares outstanding:
Basic	36,288,596	38,346,489	36,746,881	38,061,724
Diluted	37,189,722	39,800,753	37,395,559	39,873,418

Basic per share data:
Net income	$2.66	$2.45	$8.56	$2.69
Add after tax effect of:
Net realized investment gains	(0.22)	(1.32)	(3.66)	(2.64)
Foreign exchange (gain) loss	(0.03)	0.02	(0.03)	0.03

Operating income	$2.41	$1.15	$4.87	$0.08

Diluted per share data:
Net income	$2.59	$2.36	$8.41	$2.57
Add after tax effect of:
Net realized investment gains	(0.22)	(1.28)	(3.60)	(2.52)
Foreign exchange (gain) loss	(0.02)	0.03	(0.03)	0.02

Operating income	$2.35	$1.11	$4.78	$0.07

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of June 30, 2012	As of December 31, 2011	As of June 30, 2011
Price per share at period end	$79.47	$62.93	$57.58
Total shareholders’ equity	$3,283,901	$3,149,022	$3,044,417
Basic common shares outstanding	35,942,964	37,742,131	37,945,043
Add: unvested restricted share units	185,809	249,251	473,967
Add: performance based equity awards	510,530	889,939	920,164
Add: employee share purchase plan	—	11,053	—
Add: dilutive options/warrants outstanding	1,365,245	1,525,853	1,124,438
Weighted average exercise price per share	$46.04	$45.72	$38.83
Deduct: options bought back via treasury method	(790,888)	(1,108,615)	(758,342)

Common shares and common share equivalents outstanding	37,213,660	39,309,612	39,705,270

Basic book value per common share	$91.36	$83.44	$80.23
Diluted book value per common share	$88.24	$80.11	$76.68

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Opening shareholders’ equity	$3,245,821	$2,950,953	$3,149,022	$3,075,820
Deduct: accumulated other comprehensive income	(2,325)	(32,963)	(14,484)	(57,135)

Adjusted opening shareholders’ equity	3,243,496	2,917,990	3,134,538	3,018,685

Closing shareholders’ equity	$3,283,901	$3,044,417	$3,283,901	$3,044,417
Deduct: accumulated other comprehensive income	(1,414)	(23,095)	(1,414)	(23,095)

Adjusted closing shareholders’ equity	3,282,487	3,021,322	3,282,487	3,021,322

Average shareholders’ equity	$3,262,992	$2,969,656	$3,208,513	$3,020,004

Net income available to shareholders	$96,351	$93,800	$314,507	$102,420
Annualized net income available to shareholders	385,404	375,200	629,014	204,840
Annualized return on average shareholders’ equity - net income available to shareholders	11.8%	12.6%	19.6%	6.8%

Operating income available to shareholders	$87,318	$44,190	$178,823	$2,842
Annualized operating income available to shareholders	349,272	176,760	357,646	5,684
Annualized return on average shareholders’ equity - operating income available to shareholders	10.7%	6.0%	11.1%	0.2%

Source: Allied World Assurance Company Holdings, AG

Media:

Faye Cook

Vice President, Marketing & Communications

+1-441-278-5406

faye.cook@awac.com

Investors:

Keith J. Lennox

Investor Relations Officer

+1-646-794-0750

keith.lennox@awac.com

Website: www.awac.com